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                                                                    EXHIBIT 23.B




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement of BW/IP, Inc. (formerly BWIP Holding, Inc.) on Form S-8 (no. 33-44806) of our reports dated February 16, 1993 on our audit of the consolidated statements of income, stockholders' equity, and cash flows, and the financial statement schedules of BW/IP, Inc. and its wholly owned subsidiary, for the year ended December 31, 1992, which reports appear on page F-3 and page F-4 in this Annual Report on Form 10-K.




COOPERS & LYBRAND L.L.P.


Los Angeles, California
March  24, 1995